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                                                                   Exhibit 10.5

                         CONSULTING AGREEMENT
            e-Consulting, Inc., Jonathan McDermott, President

     This CONSULTING AGREEMENT has been entered into on this day, December 7, 1999, between e-Consulting, Inc., Jonathan McDermott, President (hereinafter the "Consultant") and Liquor.com/Liquor-By-Wire, Inc., (hereinafter the "Company"). The Company has agreed that the Company shall utilize the services of the Consultant on the following terms and conditions:

     1. TERM OF CONSULTING: The Consultant's consulting agreement with the Company shall begin on January 1, 2000, and, unless extended by written agreement, shall end six months from January 1, 2000 or upon the date of the Initial Public Offering of the Company.

     2. COMPENSATION: The Consultant will be paid monthly consulting compensation of ten thousand dollars ($10,000.00) per month, which shall be paid in equal installments of five thousand dollars ($5,000.00) twice per month on the 1st and 15th day of each month. Consultant's compensation is contingent upon, and will be paid out of, bridge financing funds at the discretion of Company.

     3. REIMBURSEMENT: It is anticipated that the Consultant may incur expenses in the course of advancing the Company's business. In that event, the Consultant shall be reimbursed for all reasonable expenses he or she may have incurred upon the presentation to the Company of an itemized expense report in a form to be supplied by the Company with receipts for all such expenses above the amount of twenty dollars ($20.00) attached thereto.

     4. DUTIES OF CONSULTANT: The Consultant is being engaged to serve and assist the Company in business development, financial consulting, investment banking consulting, as well as any assignments deemed appropriate by the Company. The Consultant will, throughout the course of his assignment, not engage in consulting projects or activities competitive to the interests of the Company.

     5. INDEPENDENT CONTRACTOR STATUS: The Consultant will provide his services as an independent contractor to the Company, and the Consultant is not an employee of the Company.

     6. NO BENEFITS: As a Consultant to the Company the Consultant is not
(a) entitled to take part in any medical, insurance, retirement or other fringe benefit program offered by the Company, or (b) subject to or entitled to benefits or requirements set out in the Company's Personnel Handbook or in any employee rules or regulations promulgated by the Corporation.

     7. FEDERAL, STATE, LOCAL TAXES AND FICA: The Consultant will be responsible for paying and withholding all federal, state, local and FICA withholding taxes on any compensation Consultant may pay to individuals Consultant may hire to assist Consultant in performing his obligations under this agreement. Similarly, Consultant shall be responsible for paying all federal, state, local and FICA withholding



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and income taxes that shall become due from Consultant based on payments made by the Company to Consultant under this Agreement. Consultant further agrees to indemnify the Corporation from any claim or assessment made against it by any (a) federal, state or local taxing agency based on payments made by the Company to Consultant under this Agreement, or (b) any employee, independent contractor or consultant serving Consultant for unpaid wages or other compensation.

     8. TERMINATION: The Company may terminate this Consultant Agreement at any time for any reason without notice. In the event that the Company shall terminate this agreement with Consultant, the Company shall be liable for all compensation due to Consultant through the end of the Consulting Agreement or through the end of the extension period if this Consulting Agreement is extended.

     9. ORAL MODIFICATIONS: This Agreement contains the entire agreement between the Consultant and the Company and may be modified only by a written agreement signed by both parties to this Agreement.

     10. INVALIDITY OR UNENFORCEABILITY: In the event that a court of competent jurisdiction shall determine that any provision of this Agreement is not enforceable in whole or in part for any reason, then this Agreement shall not be void, but instead shall be enforced to the extent that this Agreement and the challenged provision are deemed to be enforceable by the court, as if the Agreement had been originally executed in that form by the Company and the Consultant.

     11. GOVERNING LAWS: The laws of the State of Illinois shall govern the validity, interpretation, construction and enforcement of this Agreement.

     In witness whereof, the parties have executed this Agreement on the 7th Day of December, 1999.

Agreed and Accepted - "Company"           Agreed and Accepted - "Consultant"
LIQUOR.COM/LIQUOR-BY-WIRE, INC.           E-CONSULTING, INC.

By: /s/ Steve Olsher                      By: /s/ Jonathan McDermott
    ------------------------                  -----------------------------
Name: Steve Olsher                        Name: Jonathan McDermott
Title: Vice President                     Title: President